EXHIBIT 32.1
CERTIFICATION

In connection with the Quarterly Report of Acacia Research Corporation (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2009, as filed with the Securities and Exchange Commission on May 7, 2009 (the “Report”), I, Paul R. Ryan, Chairman and Chief Executive Officer of the Company, hereby certify, pursuant to Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Paul R. Ryan Paul R. Ryan Chairman and Chief Executive Officer May 7, 2009

This certification accompanies the Report pursuant to Rule 13a-14(b) or Rule 15d-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934.